UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

THE AES CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following information was posted in the FAQ section of The AES Corporation’s microsite (www.TheFutureofAES.com) on March 11, 2026:

Top FAQs

1.	Why this acquisition? Why now?

•	This transaction builds on our 45-year history of powering industries and shaping the future of energy.

•

The AES Board conducted a rigorous review of strategic options, which included evaluating the transaction with the Company’s standalone prospects in mind, and unanimously determined that this transaction with the Consortium maximizes value for stockholders and is in their best interest.

•

AES has a significant need for capital to support growth beyond 2027, particularly given new investments in both U.S. generation and utilities businesses. In the absence of a transaction with the Consortium, the Company would require alternative sources of funding, which could include a material reduction in its dividend payments or the issuance of new equity.

•	We have found in the Consortium complementary expertise and an appreciation for the value of AES’ innovation, global reach and diverse portfolio.

•

In short, we believe that this transaction maximizes value for existing stockholders and positions the Company for long-term success as we continue delivering on our commitments to customers, communities and people.

2.	What is the Consortium planning to do with AES? Will there be changes to the Company’s strategy or the services it provides?

•

The Consortium is committed to investing behind the team’s strategy, innovation and operational excellence, providing the resources and stability needed to execute on growth opportunities across AES’ platform.

•

Not only does the Consortium have complementary expertise, but they have a deep appreciation for our innovation, global reach, diverse portfolio and the strength of our leadership team and employee base.

•	Importantly, the Consortium:

•	Intends to work closely with our management team and the Board to support continued execution of our strategic priorities and long-term value creation;

•

Recognizes that AES’ employees and capabilities are central to the Company’s success and long-term value creation and will support business continuity and stability with an emphasis on retaining and developing talent; and

•	Is committed to investing behind the team’s strategy, innovation and operational excellence, providing the resources and stability we need to execute on the growth opportunities across our platform.

•

They believe AES is well-positioned to address customer needs through its innovative capabilities, supported by its talented management team and workforce, and look forward to partnering with the Company to support continued execution and value creation.

•	With all that said, it’s important to remember that this announcement is only the first step in a longer process.

•	As we work through these next steps, we remain a public, independent company and we will continue operating as we do today.

•	We will provide any relevant updates throughout the process, as appropriate.

3.	What will the impact on corporate customers be? Will this announcement impact AES’ products and services?

•	With the Consortium’s support, AES will be able to build on our 45-year history of powering industries and shaping the future of energy.

•	Nothing is changing today.

•	All current contracts will remain in place and customers will be able to work with the same AES contact as always.

•

For renewable and corporate customers, AES will continue to innovate for hyperscaler, mining, and other large-load customers, delivering scalable, reliable clean energy solutions to support growing electricity demand and decarbonization goals.

•	In short, we are confident we will be positioned to be an even stronger partner to our customers as we capture the opportunities driven by the rising demand for energy infrastructure in key markets.

4.	Will AES continue to contribute to the local community?

•	We are deeply grateful for the community and relationships we have developed over the course of our 45-year history.

•	Our commitment to protecting workers, communities and the environment is unchanged.

•	This means that AES will maintain its community partnerships and stakeholder engagement programs, including local economic development, sustainability and education initiatives.

•

With that, AES will remain a familiar and engaged presence in all of its operating locations – we will keep our local offices, local leadership and local workforce in place, ensuring that decisions remain community-focused and that AES continues to be a good neighbor and partner in every area where it does business.

•

In Indiana and Ohio, the Consortium is committed to maintaining the AES utilities’ local headquarters, charitable giving, economic development initiatives, low-income customer support programs, and broader community partnerships in Indiana and Ohio.

•	These utilities have long served as significant employers and community partners in their respective states, and those commitments will continue under the Consortium’s ownership.

•	With respect to the Company’s headquarters, and following the completion of the transaction, AES will remain headquartered in Arlington, Virginia.

5.	What does this transaction mean for AES’ stakeholders?

•	This is an exciting transaction for AES, and one that will enable us to move forward as an even stronger partner to our stakeholders.

•	The Consortium has deep experience investing in renewable energy, regulated utilities and energy infrastructure and shares AES’ commitment to safety, affordability and customer service.

•	We are confident this will result in positive outcomes for AES, our customers, communities and employees.

•	Until then, as we work through these next steps we remain a public, independent company and we will continue operating as we do today.

6.	Will there be changes to employees’ day-to-day as a result of the acquisition?

•	This transaction represents an exciting step forward in AES’ journey that allows us to continue to grow and meet the needs of our customers and communities.

•	This will also ensure we will have the financial and strategic flexibility to capture the meaningful opportunities in front of us and position the Company for long-term success.

•	Working with some of the largest investors in the industry will create new and exciting opportunities for the AES team.

•	Importantly, the Consortium:

•	Intends to work closely with our management team and the Board to support continued execution of our strategic priorities and long-term value creation;

•

Recognizes that AES’ employees and capabilities are central to the Company’s success and long-term value creation and will support business continuity and stability with an emphasis on retaining and developing talent; and

•	Is committed to investing behind the team’s strategy, innovation and operational excellence, providing the resources and stability we need to execute on the growth opportunities across our platform.

•	They believe AES is well-positioned, supported by its talented workforce and innovative capabilities, and look forward to partnering with the Company to support continued execution.

•	We do not anticipate any changes to roles or day-to-day responsibilities as a result of this transaction.

•	As we work through these next steps, AES is continuing to operate as separate, independent company.

•	The most important thing for all of us to do is remain focused on your day-to-day responsibilities and helping execute our purpose – improving lives by accelerating the future of energy.

7.	Will you continue to maintain your international operations?

•	Yes, the Company intends to maintain operations outside of the US.

•

In fact, AES will remain a familiar and engaged presence in its operating locations – we will keep its local offices, local leadership and local workforce in place, ensuring that decisions remain community-focused and that AES continues to be a good neighbor and partner in areas where it does business.

•

With that, the Consortium recognizes the importance of AES’ power generation and energy infrastructure assets across key markets and intends to support continued investment and modernization of these essential systems to maintain reliable, resilient power infrastructure and long-term energy security.

8.	Who do I contact if I have questions about my service? Can I continue to reach out to my regular AES contact?

•	It is business as usual, and you should not expect any changes in the way we work with our customers or business partners.

•	We also have a dedicated website at TheFutureOfAES.com, which will house transaction details for your reference.

•	If customers or other business partners have additional questions, please contact your regular AES contact.

•	We will provide updates throughout the process, as appropriate.

9.	How is the transaction being funded?

•	The transaction is 100% equity funded. The Consortium is not using any leverage in the transaction. The existing capital structure is not expected to change, including at the utility level.

•

The Consortium is committed to maintaining AES’s investment grade credit profile. That commitment has already been validated: S&P, Moody’s and Fitch have all reaffirmed AES’s investment grade ratings following the announcement of this transaction.

•	Additionally, S&P, Moody’s and Fitch have all confirmed that the credit ratings of AES Ohio and AES Indiana and their immediate parent entities will not change as a result of the transaction.

10.	What is the ownership and governance structure for the Consortium?

•	The Consortium is led and jointly controlled by Global Infrastructure Partners (“GIP”) and EQT. Each party has equal governance rights and together they represent a majority of the equity.

•	CalPERS and QIA are also investors in the Consortium, with customary minority rights. CalPERS has a 20% ownership interest in the Consortium and QIA has a 10% ownership interest.

11.	When is the transaction expected to close? What are the next steps?

•

The transaction is expected to close in late 2026 or early 2027, subject to approval by AES stockholders, the receipt of applicable federal, state and foreign regulatory approvals and the satisfaction of other customary closing conditions

•	As we work through the approval process, we remain a public, independent company and we will continue operating as we do today.

US Utilities FAQ

1.	What does this acquisition mean for AES Indiana / Ohio customers?

•	As a private company, AES will continue to invest prudently in utility assets to meet the growing energy needs of all 1.1 million customers of AES Indiana and AES Ohio.

•	AES’ regulated utilities will continue to operate under existing regulatory frameworks, with no expected impact on customer rates as a result of the transaction.

•	No costs associated with the acquisition — including any premium paid or transaction-related expenses — will be borne by utility ratepayers.

•	The focus remains on delivering safe and reliable electricity to customers in Indiana and Ohio.

•

The Consortium is also committed to maintaining the utilities’ local headquarters, charitable giving, economic development initiatives, low-income customer support programs, and broader community partnerships in Indiana and Ohio.

•	These utilities have long served as significant employers and community partners in their respective states, and those commitments will continue under the Consortium’s ownership.

2.	How will the transaction impact rates for customers? Will ratepayers be impacted by any acquisition-related costs?

•	AES’ regulated utilities will continue to be regulated exactly as they always have under existing state regulatory frameworks, with no expected impact on customer rates as a result of the transaction.

•	No costs associated with the acquisition – including any premium paid or transaction-related expense – will be borne by ratepayers.

•	As a private company, AES will continue to invest prudently in utility assets to meet the growing energy needs of all 1.1 million customers of AES Indiana and AES Ohio.

3.	How will becoming a privately held company benefit AES’ U.S. Utilities?

•

As a private company, AES will have enhanced access to patient, long-term capital, enabling the company to invest in critical energy infrastructure assets, deliver reliable energy solutions for customers and create long-term value for all stakeholders, including our workforce and local communities.

•

Infrastructure investors such as the Consortium do not operate under the short-term market pressures of publicly listed companies, and they take a long-term view, with returns dependent on the utility performing well for customers.

4.	Who are AES’ new owners, and how do their investment objectives align with the needs of customers and regulators?

•

The Consortium is led by Global Infrastructure Partners (“GIP”) and EQT Infrastructure, long-term infrastructure investors with extensive experience owning and operating regulated utilities. They share AES’ commitment to safety, affordability, reliability and customer service.

•

The Consortium’s interests are directly aligned with our customers and with regulators: they take a long-term view with their investments, with returns dependent on the utility performing well for customers over the long term by maintaining high reliability, strong credit, affordable rates, and through consistent multi-year investment.

5.	What is the Consortium’s commitment to service reliability and infrastructure investment?

•	Overall – the Consortium is committed to safety, affordability and customer service as foundational priorities of the business.

•	The Consortium is focused on maintaining or improving current service reliability metrics at both utilities.

•	AES’s capital expenditure plan reflects continued investment in aging infrastructure and reliability improvements for customers, and the Consortium supports these investments.

6.	Will there be any changes to management, operations or employment at AES Indiana or AES Ohio?

•

AES Indiana and AES Ohio will each continue to be managed as standalone regulated utilities with their existing leadership teams. Their regulatory relationships and community commitments will remain intact.

•

In Indiana and Ohio, the Consortium is committed to maintaining the AES utilities’ local headquarters, charitable giving, economic development initiatives, low-income customer support programs, and broader community partnerships.

•	These utilities have long served as significant employers and community partners in their respective states, and those commitments will continue under the Consortium’s ownership.

•	The new investors will also support current workforce, wage and benefit levels, and there will be no changes to how employees operate as a result of this transaction.

7.	Will the utilities maintain their local presence?

•	AES Indiana and AES Ohio will continue to operate in the same manner as they have been operating, including maintaining their existing headquarters in Indianapolis and Dayton.

8.	Will there be changes to community commitments by AES Indiana or AES Ohio?

•	AES will maintain its community partnerships and stakeholder engagement programs, including local economic development, sustainability and education initiatives.

•

Furthermore, all existing community programs in Indiana and Ohio will maintained, including charitable giving, economic development initiatives, low-income customer support programs and broader community partnerships.

9.	How does data center growth impact infrastructure investment and customer rates?

•	AES does not build or approve data centers.

•

Data center customers are a large driver of new infrastructure investment – and AES Indiana and AES Ohio are committed to ensuring that the cost of these investments are borne solely by those data centers with no negative impacts on other customers.

•

Data center activity typically benefits customers. By spreading fixed infrastructure costs across a larger and faster-growing load base, the utility costs of data center growth are expected to reduce the per-MWh revenue requirement for residential and commercial customers compared to a no-growth scenario.

•	The Consortium is committed to keeping rates affordable.

Important Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between AES and Horizon Parent, L.P. In connection with the proposed transaction, AES expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”). AES also may file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document AES has filed or may file with the SEC and send to its stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents that are filed or will be filed with the SEC by AES through the SEC’s website at www.sec.gov or through AES’ website at https://www.aes.com/investors/ or by contacting AES’ Investor Relations Team at invest@aes.com.

Participants in the Solicitation

AES, its directors and officers and other employees may be deemed to be participants in the solicitation of proxies from AES’ stockholders in connection with the proposed transaction. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction (if and when they become available). Information relating to the foregoing can also be found in the “Compensation Discussion & Analysis,” “Security Ownership of Certain Beneficial Owners, Directors, and Executive Officers” and “Proposal 1: Election of Directors” sections in AES’ proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 19, 2025 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on AES’ Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Ownership on Form 4 that are filed or will be filed with the SEC. You may obtain free copies of these documents (when available) using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed transaction between AES and Horizon Parent, L.P. (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction. These forward-looking statements are based on AES’ current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by AES, all of which are subject to change. Forward-looking statements involve a number of risks and uncertainties, because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing; (ii) the risk that the conditions to the completion of the Transaction, including obtaining required stockholder and regulatory approvals, are not satisfied in a timely manner or at all; (iii) potential litigation relating to the Transaction, including resulting expense or delay, and the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm AES’ business, including current plans and operations; (v) the ability of AES to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) continued availability of capital and financing and rating agency actions; (viii) certain restrictions during the pendency of the Transaction that may impact AES’ ability to pursue certain business opportunities or strategic transactions; (ix) significant transaction costs associated with the Transaction; (x) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring AES to pay a termination fee or other expenses; (xii) competitive responses to the Transaction; and (xiii) the risks and uncertainties pertaining to AES’ business, including those set forth in Part I, Item 1A of AES’ most recent Annual Report on Form 10-K and Part II, Item 1A of AES’ subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by AES with the SEC. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the proxy statement to be provided to AES’ stockholders in connection with the Transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. These forward-looking statements speak only as of the date they are made, and AES does not undertake to and specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.